Exhibit 99.1

Uranium Resources Announces $10.3 Million Registered Direct Offering

CENTENNIAL, Colo., February 7, 2014 — Uranium Resources, Inc. (Nasdaq:URRE) (“URI” or the “Company”) announced today that it has entered into a securities purchase agreement with certain institutional investors to sell approximately $10.3 million of its common stock in a registered direct offering.

Under the terms of the securities purchase agreement, URI will issue an aggregate of 3,960,000 shares of common stock at a price of $2.60 per share.  The closing of the funding is expected to take place on or about February 12, 2014, subject to the satisfaction of customary closing conditions.

Roth Capital Partners and Cowen and Company, LLC acted as co-placement agents in connection with the transaction.

URI intends to use the net proceeds from this offering to fund the completion of ongoing technical reports for three projects in New Mexico compliant with Canadian National Instrument 43-101, reclamation work, capital expenditures, working capital and other general corporate purposes.

The shares are being offered by URI pursuant to an effective shelf registration statement (File No. 333-174845), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 24, 2011.  A prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC.  Copies of the prospectus and prospectus supplement relating to the offering may be obtained at the SEC’s website, http://www.sec.gov or from Roth Capital Partners, Equity Capital Markets, 888 San Clemente Drive, Newport Beach, CA 92660 (telephone: 800-678-9147; e-mail: rothecm@roth.com).

This news release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale is unlawful.  The shares of common stock may only be offered by means of a prospectus.

About Uranium Resources

Uranium Resources, Inc. explores for and recovers uranium. URI has over 206,600 acres of uranium mineral holdings in New Mexico, processing facilities and properties in Texas, and an NRC license to recover up to three million pounds of uranium per year using the in situ recovery (ISR) process.  The Company acquired these properties over the past 20 years, along with an extensive information database of historic drill hole logs, assay certificates, maps and technical reports.

For further information about Uranium Resources, please refer to our website at www.uraniumresources.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the closing of the registered direct offering and the use of the proceeds are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the Company’s ability to raise additional capital in the future, spot price and long-term contract price of uranium, the outcome of negotiations with the Navajo Nation, the Company’s ability to reach agreements with current royalty holders, weather conditions, operating conditions at the Company’s projects, government and tribal regulation of the uranium industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Contact:

Wendy Yang

Investor Relations

(303) 681-7222

wyang-ir@uraniumresources.com